UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ORION OFFICE REIT INC.
(Name of Registrant as Specified in Its Charter)

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ORION OFFICE REIT INC.
2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 25, 2022
April 6, 2022
To the Stockholders of Orion Office REIT Inc.:
I am pleased to invite you to the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Orion Office REIT Inc., a Maryland corporation (the “Company,” “we,” or “our”). Due to the ongoing coronavirus (COVID-19) pandemic and in order to protect the health and safety of the Company’s employees, stockholders and the greater community, the Annual Meeting will be held virtually on Wednesday, May 25, 2022 at 11:30 A.M. (Eastern Time). To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2022 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the Annual Meeting. At the Annual Meeting, you will be asked to:
(i) elect the five director nominees described in the enclosed proxy statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify;
(ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
(iii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.
The enclosed proxy statement following this notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.
Our Board of Directors has fixed the close of business on March 31, 2022 as the record date for the Annual Meeting. Only stockholders of record of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on www.proxyvote.com. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein.
Your vote is important.
By Order of the Board of Directors,
Paul C. Hughes
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 25, 2022
This proxy statement and our 2021 Annual Report to Stockholders are available at www.proxyvote.com
Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. If you attend the Annual Meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

ORION OFFICE REIT INC.

Important Dates	How to Vote
March 31, 2022
The record date for the Annual Meeting is March 31, 2022. Only holders of shares of the Company’s common stock, par value $0.001 per share, at the close of business on March 31, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
May 25, 2022
The Annual Meeting will be held on May 25, 2022 at 11:30 A.M. (Eastern Time). Due to the ongoing coronavirus (COVID-19) pandemic, the Annual Meeting will be held in a virtual-only format. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2022 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.

Proposals
At the Annual Meeting, you will be asked to:
1. Elect the five director nominees described in this proxy statement to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;
2. Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3. Consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof. The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Questions
If you have questions regarding voting by proxy or authorizing a proxy by telephone or via the Internet to vote your shares that are not answered below, please contact Broadridge Financial Solutions, Inc. at (800) 690-6903.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” (I) THE ELECTION OF THE DIRECTOR NOMINEES TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY, AND (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROXY STATEMENT
The accompanying proxy card, together with this proxy statement and our 2021 Annual Report, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Orion Office REIT Inc., a Maryland corporation (the “Company”), for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. This proxy statement and our 2021 Annual Report have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 6, 2022.

ABOUT THE COMPANY
The Company is an internally-managed real estate investment trust (“REIT”) engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and corporate headquarters office buildings in high-quality suburban markets across the U.S. The portfolio is leased primarily on a single-tenant net lease basis to creditworthy tenants. As of December 31, 2021, the Company’s portfolio consisted of 92 office properties totaling approximately 10.5 million total leasable square feet located across 29 states and Puerto Rico.
Upon its formation in July 2021, the Company was initially a wholly-owned subsidiary of Realty Income Corporation (“Realty Income”). Following completion of the merger transaction involving Realty Income and VEREIT, Inc. (“VEREIT”) on November 1, 2021, Realty Income contributed the portion of the combined business comprising certain office real properties and related assets previously owned by subsidiaries of Realty Income, and certain office real properties and related assets previously owned by subsidiaries of VEREIT (collectively, the “Separation”) to the Company and its operating partnership, Orion Office REIT LP. On November 12, 2021, following the Separation, Realty Income effected a special distribution to its stockholders (including the former holders of VEREIT common stock prior to the merger) of all of the outstanding shares of common stock of the Company (the “Distribution”). Following the Distribution, the Company became an independent publicly traded company and intends to qualify and elect to be taxed as a REIT, commencing with its initial taxable year ending December 31, 2021. The Company is a publicly traded Maryland corporation listed on the New York Stock Exchange under the ticker symbol “ONL.” The mailing address of our principal executive offices is 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we provide in this proxy statement the specified scaled disclosure permitted under applicable federal securities laws. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency that such votes must be conducted.
We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total gross annual revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the U.S. Securities and Exchange Commission (the “SEC”).
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
As permitted by rules adopted by the SEC, we are making this proxy statement and our 2021 Annual Report available to our stockholders electronically via the Internet. On or about April 6, 2022, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2021 Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2021 Annual Report is not part of the proxy solicitation material.

Can I access the Notice, Proxy Statement and the 2021 Annual Report on the Internet?
Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
Who can vote at the Annual Meeting?
The record date for the Annual Meeting is March 31, 2022. Only holders of shares of our common stock, par value $0.001 per share, at the close of business on March 31, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the record date, 56,625,650 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of common stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of common stock you are entitled to vote.
How may I vote?
If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A.) or if you are a “beneficial owner” and your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”), you may attend the Annual Meeting virtually and vote your shares during the Annual Meeting. If you attend the Annual Meeting and you submit your vote during the meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast at the Annual Meeting. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2022 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Further instructions for voting can be obtained by calling Broadridge Financial Solutions, Inc. at (800) 690-6903.
Stockholders may submit their votes by mail (if they have received a hard copy set of documents) by completing, signing, dating and returning their proxy card in the envelope enclosed with the mailing. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•via the Internet at www.proxyvote.com; or
•by telephone to Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling (800) 690-6903 and for shares held in “street name,” by calling (800) 454-8683.
For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see the proxy card.
If your shares are held in “street name,” you should instruct your bank, broker or other record holder how to vote your shares by following the voting instructions provided by such organization. If you do not give instructions to your bank, broker or record holder, such organization will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your bank, broker or record holder will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but such organization will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank, broker or other record holder how to vote on these proposals, such organization cannot vote these shares and will report them as “broker non-votes,” meaning that no votes will be cast on your behalf for Proposal 1.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the shares will be voted “FOR” the (i) election of the director nominees named in this proxy statement and (ii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

We are not currently aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in this proxy statement are properly presented at the Annual Meeting, any proxies received by us will be voted at the discretion of the proxy holders.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy via the Internet, by telephone or by mail to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (ii) by attending the Annual Meeting and voting during the meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.
What vote is required to approve each item?
A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required for ratifying the appointment of KPMG as the Company’s independent auditor for the fiscal year ending December 31, 2022.
Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 2. As noted above, brokers do not have discretionary authority to vote your shares on Proposal 1. And broker non-votes are not expected to result from Proposal 2 since as a beneficial owner, your bank, broker, or other holder of record is permitted to vote your shares even if the broker does not receive voting instructions from you. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.
What constitutes a “quorum”?
The presence at the Annual Meeting, in-person or represented by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter, or 28,312,826 shares, will constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.
What happens if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the meeting may adjourn the meeting to a later place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be required unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
Will you incur expenses in soliciting proxies?
We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge Financial Solutions, Inc., to aid in the mailing of proxy materials and tabulation and recording of votes. In addition, our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies.
We will request banks, brokers and other record holders to forward copies of the proxy materials to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such banks, brokers and other record holders for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our common stock.
What does it mean if I receive more than one proxy card?
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts via the Internet or by telephone or by mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at 602-675-0338. Combining accounts reduces excess printing and mailing costs, resulting in cost savings that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering to that address a single proxy statement to those stockholders. This process is referred to as “householding.” The rules benefit both you and us. It reduces the volume of duplicate information received at your household and helps reduce expenses.
Some brokers household proxy materials, delivering a single proxy statement (including notice of annual meeting) and annual report to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Although the proxy materials may be householded, each account in a household will receive its own Notice and proxy card to vote. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If a single copy of the proxy statement (including notice of annual meeting) and annual report was delivered to your household and you wish to receive a separate copy of such materials, please notify us and we will promptly provide you with such copy. Additionally, if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement (including notice of annual meeting) and annual report, or if you are receiving multiple copies of the proxy statement (including notice of annual meeting) and annual report and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You may notify us by calling us at 602-675-0338 or by mailing a request to us at 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016, Attention: Investor Relations.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is responsible for monitoring and supervising the performance of our executive management team. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until their respective successor is duly elected and qualifies or until his or her earlier death, resignation or removal. The Company’s charter and bylaws provide that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time only by the Board of Directors. The number of directors on the Board is currently fixed at five.
The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, proposes that the five nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for any substitute nominee, if any, who may be designated by the Board to replace that nominee. At this time, the Board of Directors does not know of any reason why any nominee would not be able to serve as a director.
Vote Required
The election of each director nominee requires the affirmative vote of a majority of total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The Company’s Director Resignation Policy (the “Resignation Policy”) requires a director who is nominated in an uncontested election but receives less than the affirmative vote of a majority of the total votes cast for and against such nominee in such election to immediately tender his or her resignation to the Board of Directors for its consideration, which shall be subject to, and effective upon, the Board of Directors’ acceptance of such resignation. The Resignation Policy generally provides that the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then consider the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director nominee whose resignation is being considered will not participate in the recommendation of the Nominating and Corporate Governance Committee of the Board or the decision of the Board of Directors as to whether to accept his or her resignation. An election will be considered “non-contested” for these purposes unless the Company has received proper notice of the intention of any stockholder separately to nominate a director for election at a meeting at which directors are to be elected and such nomination has not been withdrawn on or before the close of business on the tenth day before the date of filing by the Company of its definitive proxy statement for the meeting with the Securities and Exchange Commission and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.
Director Nominees and Business Experience
Set forth below are the names, biographical information and positions each of the nominees holds with the Company as of the date of this proxy statement.

Paul H. McDowell
Age:	61
CEO and Director Since:	November 2021
Positions:	Chief Executive Officer, President and Director
Committee(s):	None
Biography:
Mr. McDowell serves as the Chief Executive Officer, President of the Company. Mr. McDowell previously served as VEREIT, Inc.’s (“VEREIT”) Executive Vice President and Chief Operating Officer from October 2015 until November 2021. He previously served as VEREIT’s Co Head, Real Estate from January 2015 to September 2015 and VEREIT’s President, Office and Industrial Group from November 2013 until December 2014. Prior to joining VEREIT, Mr. McDowell was a founder of CapLease Inc. (“CapLease”), a publicly traded net lease REIT, where he served as Chief Executive Officer from 2001 to 2014 and as Senior Vice President, General Counsel and Secretary from 1994 until 2001. Mr. McDowell served on the CapLease Board of Directors from 2003 to 2014 and was elected Chairman of the Board in December 2007. He served on the Board of Directors of CapLease’s predecessor from 2001 until 2004. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish LLP. He previously served as a member of the Dean’s Advisory Council for Tulane University School of Liberal Arts.

Education:
Mr. McDowell received his Juris Doctor with honors from Boston University School of Law in 1987, and received a Bachelor of Arts from Tulane University in 1982.
Skills and Qualifications:
We believe that Mr. McDowell’s current role as our chief executive officer and president, as well as his extensive commercial real estate and REIT industry knowledge with significant focus in the net lease sector make him a valuable and well qualified member of the Board of Directors.

Reginald H. Gilyard
Age:	58
Director Since:	November 2021
Positions:	Non-Executive Chairman of the Board of Directors (Independent Director)
Committee(s):	Nominating and Corporate Governance (Chair)
Compensation
Biography:
Mr. Gilyard serves as the Non-Executive Chairman of the Board of Directors and an Independent Director and the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Gilyard is a Senior Advisor at the Boston Consulting Group, Inc. (“BCG”) where he is a recognized leader in strategy development and execution (2017-present). Prior to this role, Mr. Gilyard served as Dean of the Argyros School of Business and Economics at Chapman University (2012-2017). Under Mr. Gilyard’s leadership, the school significantly increased its national rankings at the undergraduate and graduate levels. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG where he led national and multi-national engagements with large corporations in strategy, M&A, and business transformation (1996-2012). Prior to BCG, Mr. Gilyard served nine years in the U.S. Air Force as a Program Manager, and was then promoted to Major in the U.S. Air Force Reserves where he served for an additional three years.

Mr. Gilyard offers valuable knowledge regarding strategy development and execution, having worked with management teams and boards to develop and implement successful strategies for over 20 years. His extensive consulting experience includes leading national and multi-national strategic engagements, pre and post M&A activity, and business transformation.

Education:
Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology, and an M.B.A. from Harvard Business School.
Current Public Company Directorships:
Mr. Gilyard currently serves on the board of directors of First American Financial Corporation (NYSE: FAF) (2017 - present), CBRE Group Inc. (NYSE: CBRE) (2018 - present), and Realty Income Corporation (NYSE: O) (2018 - present).

Skills and Qualifications:

We believe Mr. Gilyard’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience in leadership and strategy development and execution, make him a valuable and well qualified member of the Board of Directors.

Kathleen R. Allen
Age:	76
Director Since:	November 2021
Positions:	Independent Director
Committee(s):	Audit
Compensation
Nominating and Corporate Governance
Biography:
Dr. Allen serves as an Independent Director at Orion and a member of the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee. Dr. Allen is also Professor Emerita at the Marshall School of Business and the founding director of the Center for Technology Commercialization at the University of Southern California (1991 2016). She was the co-founder and chairwoman of Gentech Corporation (1994 2004) and in 2006 co-founded and became the Chief Executive Officer and served on the board of directors of N2TEC Institute, a nonprofit company focused on technology commercialization in rural America, until it completed its mission in 2013. Dr. Allen has co-founded four private companies, is currently a principal and on the board of directors of a real estate investment and development company, and serves on the board of advisors for two life science companies. She was a Visiting Scholar at the Department of Homeland Security, where she advised on issues related to technology deployment, including cybersecurity. She is the author of 15 books in the field of entrepreneurship and technology commercialization, a field in which she is considered an expert.

As a distinguished businesswoman, entrepreneur, and consultant, Dr. Allen is well positioned to assist our Board of Directors identify and assess the risks associated with new endeavors. She has also worked with many early growth and established companies to develop effective leadership and team building skills.

Education:
Dr. Allen holds a B.A. from California State University, a M.A. from University of California Los Angeles, a MBA from California State University, and PhD from the University of Southern California.
Current Public Company Directorships:
Dr. Allen currently serves on the board of directors of Realty Income Corporation (NYSE: O) (2000 - present).
Skills and Qualifications:

We believe that Dr. Allen’s academic experience and her experience as a founder, director and advisor of the companies and organizations described above make her a valuable and well qualified member of the Board of Directors.

Richard J. Lieb
Age:	62
Director Since:	November 2021
Positions:	Independent Director
Committee(s):	Audit (Chair)
Biography:
Since January 1, 2019, Mr. Lieb has served as a Senior Advisor of Greenhill & Co., LLC (“Greenhill”), a publicly traded independent investment banking firm which he joined in 2005, and prior to that he served as Managing Director and Chairman of Real Estate at Greenhill. He served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015. Mr. Lieb has also served during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman Sachs & Co., where he headed that firm’s Real Estate Investment Banking Department from 2000 to 2005. From June 2018 until November 2019, Mr. Lieb served as an Advisory Director for Domio, Inc., a private technology enabled hotel startup company. Overall, Mr. Lieb has more than 30 years of experience focusing on advisory opportunities in the real estate industry. His work has covered the full range of investment banking services for nearly all property sectors including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and merger and acquisition assignments. Mr. Lieb is licensed with FINRA and holds Series 7, Series 63 and Series 24 licenses. Mr. Lieb is an active member of the American Jewish Committee (AJC) and served as a member of Wesleyan University’s Career Advisory Council from 2007 through 2012.
Education:
Mr. Lieb received a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.
Current Public Company Directorships:
Mr. Lieb has served on the Board of Directors of AvalonBay Communities, a publicly traded REIT focused on apartment communities, since September 2016, and on the Board of Directors of iStar, Inc., a publicly traded REIT focused on the ground lease sector, since May 2019.
Skills and Qualifications:

We believe that Mr. Lieb’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Gregory J. Whyte
Age:	61
Director Since:	November 2021
Positions:	Independent Director
Committee(s):	Audit
Compensation (Chair)
Nominating and Corporate Governance
Biography:
Mr. Whyte serves as an Independent Director at Orion and the Chair of the Compensation Committee and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Whyte served as an independent director of TIER REIT, Inc. (NYSE: TIER) from 2017 to 2019. Mr. Whyte has been involved extensively in the REIT and publicly traded real estate securities industry since 1987, as both an equity research analyst and, more recently, in investment banking. From 2007 until 2016, Mr. Whyte was Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities. Prior to that, he was a Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley (NYSE: MS) from 1991 to 2006 and was consistently named to the annual Institutional Investor All America Research Team and Greenwich Associates Research Poll. He has been a member of NAREIT since 1988.
Education:
Mr. Whyte received a Bachelor of Commerce, Business Finance from the University of Natal in 1982, and an Honours Degree, Advanced Business Finance from the University of Natal in 1983.
Skills and Qualifications:

We believe that Mr. Whyte’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate, public REIT and financial services industries, make him a valuable and well qualified member of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF MESSRS. MCDOWELL, GILYARD, LIEB, AND WHYTE AND DR. ALLEN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL A SUCCESSOR FOR EACH IS DULY ELECTED AND QUALIFIES.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
Leadership Structure of the Board of Directors
The Nominating and Corporate Governance Committee evaluates the leadership structure of our Board of Directors. The positions of Non-Executive Chairman of the Board and Chief Executive Officer are separate in recognition of the differences between the two roles. Mr. Gilyard serves as our Non-Executive Chairman of the Board of Directors and presides as an independent director, while Mr. McDowell serves as our Chief Executive Officer. The Board of directors believes this is the most appropriate structure because it enables the independent directors to participate meaningfully in the leadership of the Board while utilizing most efficiently the leadership skills of both Messrs. McDowell and Gilyard. In addition, separating the roles of Non-Executive Chairman and Chief Executive Officer allows our Non-Executive Chairman to serve as a liaison between the Board and executive management, while providing our Chief Executive Officer with the flexibility and focus needed to oversee our operations.
Board Oversight of Risk Management
Our Board has overall responsibility for risk oversight with a focus on the more significant risks facing the Company, which includes the impact of COVID-19. The Board of Directors reviews and oversees the Company’s enterprise risk management (“ERM”) program, which is a company-wide program designed to effectively and efficiently identify and assess management’s visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making. The ERM program does this by clearly defining risks facing the Company and bringing together executive management to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and board levels, and facilitates appropriate risk response strategies. Throughout the year, as part of the ERM program, management and the Board of Directors jointly discuss major risks that face our business.
While the Board oversees the overall risk management process for the Company, each of the Board’s committees also assists the board in this oversight with respect to the following risks:
•The Audit Committee oversees our risk policies and processes relating to the financial statements and financial reporting procedures;
•The Compensation Committee monitors the risks associated with management resources and structure, including evaluating the effect the compensation structure may have on risk decisions; and
•The Nominating and Corporate Governance Committee oversees the risk related to our governance structure.
By assigning such responsibilities, the Board of Directors believes it can more effectively identify and address risk. Throughout the year, the Board of Directors, and each of the Board’s committees will review and discuss specific risk topics in significant detail in their respective meetings. Given the importance of the Chief Executive Officer to the success of the Company and generation of stockholder value, the Board of Directors ensures that the company is developing and nurturing a pipeline of senior talent, including one or more individuals capable of becoming the Chief Executive Officer.
Board Oversight of Environmental, Social and Governance Program
The Company is committed to environmental, social, and governance (“ESG”) initiatives and being a responsible corporate citizen is integral to our strategy. Our approach has a particular emphasis on environmental stewardship, social responsibility, and corporate governance and compliance. We believe that our ESG initiatives are important to our success, and we intend to implement ESG initiatives that are designed to have a long-term, positive impact for all stakeholders.
Our leadership team intends to collaborate with our tenants to implement ESG initiatives across our portfolio and management will be held accountable for producing results. We are committed to making ESG an integral component of our long term strategy for success for our company, our communities and our tenants that we serve.
•Environmental Stewardship. We will have a commitment to following environmentally friendly practices with regard to energy and water efficiency, alternative power sources, waste management, and other initiatives that will help us and our tenants preserve and protect the environment.
•Social Responsibility. Our culture will be driven by our team’s connection to each other and the communities in which we live and work. Community partnerships give our team opportunities to effect positive change within our company, our industry, and our communities. We strive to provide an engaging, inclusive and safe work environment for our employees.

•Corporate Governance & Compliance. We will have a commitment to conducting business with integrity. This core value is embedded in our predecessors’ culture and reflected in our commitment to conducting all of our activities in accordance with the highest ethical standards, sound corporate governance policies, and in compliance with all legal and regulatory requirements. Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy. The Company has been highly active in meeting with current and prospective investors and responding to investor queries. During 2021, the Company had over 180 touch points with current and prospective investors.
Board Meetings
Our Company has operated as an independent publicly traded company with the current Board of Directors since November 2021 which limited the number of meetings of the Board of Directors and its Committees during the fiscal year ended December 31, 2021. Pursuant to our Corporate Governance Guidelines, the Board of Directors is expected to meet at least four (4) times annually. In addition, special meetings may be called from time to time as determined by the needs of the business.
The Board of Directors held one meeting and one executive session of the independent directors, over which Mr. Gilyard, as the Non-Executive Chairman of the Board, served as the presiding director, during 2021. The number of meetings for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2021, each of our directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. There is no requirement that our directors should attend our 2022 Annual Meeting, however, they are encouraged to attend.
Board Governance Documents
The Board maintains charters for each of its standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). In addition, the Board has adopted a written set of Corporate Governance Guidelines as well as a Code of Business Conduct and Ethics that applies to all of the officers, employees, consultants and directors of the Company and its subsidiaries. The Company intends to satisfy the disclosure requirement regarding any amendment to or waiver of a provision of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on the Company’s website. To view the charters of the Board’s standing committees as well as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, please visit our website at www.onlreit.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Orion Office REIT Inc., 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016, Attention: General Counsel and Secretary.
Independent Directors
Under the listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must be independent. As part of the qualification for director independence, in addition to other specified criteria, the NYSE listing standards require our Board of Directors to affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board of Directors has affirmatively determined that four directors - Reginald H. Gilyard, Kathleen R. Allen, Richard Lieb, and Gregory J. Whyte - have no relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under the NYSE’s listing standards.
Board Committees
The Board of Directors has three standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

AUDIT COMMITTEE
Responsibilities Include:
Members:	❖	Oversee the integrity of the Company’s financial statements;
Richard J. Lieb, Chair*	❖	Appoint, retain, and oversee the Company’s independent registered public accounting firm;

Kathleen R. Allen*	❖	Review the scope and results of the audit engagement with the independent registered public accounting firm, including the independent registered public accounting firm’s letters to the Audit Committee;
Gregory J. Whyte	❖	Review and monitor the compensation of the Company’s independent registered public accounting firm and approve professional services provided by the independent registered public accounting firm, including the range of audit and non-audit fees;
Independent: All	❖	Review and monitor the independent auditor’s qualifications and independence; and
Meetings in 2021: One	❖	Review the scope, plan and performance of our internal audit function.
The Board has determined that Dr. Allen and Messrs. Lieb and Whyte qualify as audit committee financial experts, as defined by the SEC, and that all of the members of the Audit Committee are financially literate under the current listing standards of the NYSE and meet the NYSE and SEC independence requirements for audit committee members.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2021 is discussed below under the heading “Audit Committee Report.”

COMPENSATION COMMITTEE
Responsibilities Include:
Members:	❖	Review and approve or make recommendations to the Board of Directors regarding remuneration levels for the Company’s chief executive officer and other executive officers;
Gregory J. Whyte, Chair	❖	Review and approve, or make recommendations to the Board regarding, and administer the Company’s incentive compensation and equity-based programs;
Reginald H. Gilyard	❖	Conduct an annual review of the Company’s compensation philosophy and incentive programs to ensure these programs reflect the Company’s risk management philosophies, policies and processes;
Kathleen R. Allen	❖	Grant cash and equity-based awards under the Company’s short term and long term incentive compensation plans or programs as appropriate; and
	❖	Review the compensation of members of the Board of Directors.
Independent: All
Meetings in 2021: 0
The Board has determined that all of the members of the Compensation Committee are “independent” under the NYSE director independence standards (including those applicable to Compensation Committee members), and are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee to the extent permitted by applicable law.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Responsibilities Include:
Members:	❖	Provide counsel to the Board of Directors on a broad range of issues concerning the composition and operation of the Board of Directors;
Reginald H. Gilyard, Chair	❖	Review the qualifications and competencies required for membership on the Board of Directors;
Kathleen R. Allen	❖	Review and interview qualified candidates to serve on the Board of Directors;
Gregory J. Whyte	❖	Oversee the structure, membership, and rotation of the committees of the Board of Directors; and
	❖	Review and consider developments in corporate governance to ensure that best practices are being followed.
Independent: All
Meetings in 2021: 0
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” under the NYSE director independence standards.
Board Evaluation Process. The Nominating and Corporate Governance Committee will oversee an annual assessment of the Board of Directors and its committees. The Board of Directors also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Director Nominations. Identifying and recommending director candidates for election to our Board is a primary responsibility of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may consider the following criteria as well as any other factor that they deem to be relevant:
•The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•The candidate’s experience as a board member of another publicly held company;
•The candidate’s professional and academic experience relevant to the Company’s industry;
•The strength of the candidate’s leadership skills;
•The candidate’s experience in finance and accounting and / or executive compensation practices; and
•Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•The candidate’s geographic background, gender, age and ethnicity.
Our Nominating and Corporate Governance Committee evaluates each nominee in the context of the Board as a whole, with the objective of assembling a group to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
With respect to the consideration of director nominees nominated by stockholders, our Nominating and Corporate Governance Committee will consider such candidates provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. See “Stockholder Proposals for the 2023 Annual Meeting” for additional information regarding stockholder nominations of director candidates.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with the Non-Executive Chairman or with the non-employee directors, as a group, regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board of Directors, or the non-employee directors, as a group, to c/o Orion Office REIT Inc., 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016, Attention: General Counsel and Secretary. All appropriate correspondence will be promptly forwarded by the General Counsel and Secretary to the Non-Executive Chairman. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

EXECUTIVE OFFICERS
The following table sets forth the names and ages of each of the executive officers as of the date of this proxy statement and the position and office that each currently holds with the Company. Subject to certain rights set forth in their respective employment agreements, our executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions

Paul H. McDowell	61	Chief Executive Officer, President and Director*
Gavin B. Brandon	46	Chief Financial Officer, Executive Vice President and Treasurer
Christopher H. Day	44	Chief Operating Officer, Executive Vice President
Paul C. Hughes	54	General Counsel and Secretary
Gary E. Landriau	61	Chief Investment Officer, Executive Vice President
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* See biographical summary under “Proposal 1: Election of Directors.”

Gavin B. Brandon

Gavin B. Brandon has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 2021.

Before joining the Company, Mr. Brandon was the Chief Accounting Officer for VEREIT from October 2014 until November 2021 and was responsible for accounting, SEC and managerial reporting, taxation and operational accounting and served on VEREIT’s Investment Committee, Portfolio Strategy Committee, and Cyber Committee. Prior to being VEREIT’s Chief Accounting Officer, Mr. Brandon was the Chief Financial Officer for two publicly registered, non-listed Office and Industrial REITs, Cole Credit Income Trust, Inc. and Cole Credit Income Trust II, Inc., which were managed by Cole Capital, the previously owned investment management segment of VEREIT. From 2011 until 2013, Mr. Brandon was the Principal Accounting Officer for three non-listed REITs Cole Credit Property Trust II, Inc., Cole Corporate Income Trust, Inc. and Cole Corporate Income Advisors, LLC (a FINRA registered financial advisor), which were managed by Cole Real Estate Investments, Inc. Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as a senior manager in the firm’s national office within real estate services and is a Certified Public Accountant.

Mr. Brandon earned a Bachelor of Arts degree from Weber State University and has served on Weber State University’s National Advisory Council since 2015.

Christopher H. Day

Christopher H. Day has served as Executive Vice President, Chief Operating Officer of the Company since November 2021.
Before joining the Company, he served as Senior Vice President, Head of Portfolio and Retail Asset Management for VEREIT from 2018 until November 2021. He oversaw the asset management functions for the VEREIT’s portfolio of over 2,100 retail properties encompassing nearly 35 million square feet, including executing on strategic lease renewals and dispositions to maximize value for the VEREIT’s shareholders. In addition, Mr. Day also oversaw the portfolio management responsibilities of the VEREIT’s portfolio of nearly 3,900 retail, office, industrial and restaurant properties, including working with executive management to establish strategy for the VEREIT’s real estate portfolio that encompassed nearly 89 million square feet. Mr. Day was previously Vice President of Underwriting where he was part of a team that underwrote approximately $25 billion of closed acquisitions of multiple companies from 2007 to 2017.
Prior to joining VEREIT and its predecessor entities, Mr. Day was a Finance Associate for Corporex Companies, a privately held real estate investment company with broad holdings of office, industrial, land, residential and hotel assets throughout the United States. While at Corporex, Mr. Day assisted in the formation of Eagle Hospitality Properties Trust, a former NYSE publicly traded REIT that was formed to succeed to the full-service hotel business of Corporex.

Mr. Day graduated (Magna Cum Laude) from Mississippi State University with a Bachelor of Business Administration (Marketing) degree. He also obtained a Master of Business Administration (General) and Master of Science Business Administration (Finance) from Mississippi State University.

Paul C. Hughes

Paul C. Hughes has served as the General Counsel and Secretary of the Company since November 2021.
Before joining the Company, Mr. Hughes served as General Counsel and Secretary of Hospitality Investors Trust, Inc. from March 2017 through November 2021, a real estate investment trust which was public until June 2021 and owns a diversified portfolio of strategically-located hotel properties throughout the United States within the select service market of the hospitality sector. Previously and while Hospitality Investors Trust was externally advised by AR Global, he served as Senior Vice President, Counsel – Hospitality at AR Global where he had worked since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as Vice President, General Counsel and Corporate Secretary of CapLease, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into VEREIT which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.

Mr. Hughes earned his JD (Summa Cum Laude) from New York Law School and his B.S. from Lehigh University.

Gary E. Landriau

Gary E. Landriau has served as Executive Vice President, Chief Investment Officer at Orion Office REIT Inc. since November 2021.

Before joining the Company, Mr. Landriau served as Head of Office and Industrial Asset Management at VEREIT from July 2014 until November 2021, where he focused on risk management and led leasing and disposition transactions within VEREIT’s 53 million sq. ft. office and industrial portfolio. Previously, Mr. Landriau served as Senior Vice President of CapLease from March 1997 until June 2014 where he completed acquisitions and dispositions in excess of $1.2 billion. Prior to CapLease, Mr. Landriau served as Vice President of Prudential Realty Group where he worked in the mortgage capital group and also helped manage more than $6 billion of debt and equity assets.

Mr. Landriau earned a Bachelor of Science in Mechanical Engineering from the Georgia Institute of Technology and a Master in Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG was first appointed as our independent registered public accounting firm effective November 9, 2021, to audit the financial statements of the Company for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.
Fees
Aggregate fees for professional services rendered by KPMG for the years ended December 31, 2021, were as follows (in thousands):

2021
Type of Service
Audit Fees(1)	$335
Audit-Related Fees	—
Tax Fees(2)	52.5
All Other Fees	—
Total	$387.5
__________________________
(1)Includes fees for professional services rendered for year-end 2021 audit services and KPMG consent, related to the Company’s registration statement on Form S-8, filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)Includes fees for federal tax consulting services.
No professional services were rendered to the Company by KPMG during the year ended December 31, 2020, as the Company was not yet in existence.
Pre-Approval Policies and Procedures
To help ensure the independence of the independent auditor, the Audit Committee’s charter requires that the Audit Committee pre-approve all audit and non-audit services to be performed by its independent auditor prior to the engagement of such independent auditor by the Company or its subsidiaries. The Board of Directors has further delegated authority to the Chairman of the Audit Committee to grant pre-approvals regarding the Company’s engagement of the independent auditor for audit and non-audit services, provided that any such approvals must be presented to the full Audit Committee at a subsequent meeting and the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee has pre-approved all services provided to us by KPMG.
A representative of KPMG is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT*
Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. KPMG, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021 were prepared in accordance with GAAP. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee received the written disclosures and a letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee
Richard J. Lieb (Chair)
Kathleen R. Allen
Gregory J. Whyte
__________________________
*     The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows the amount of securities available under the Orion Office REIT Equity Incentive Plan (the “2021 Plan”) as of December 31, 2021, the only compensation plan under which equity securities of the Company are reserved for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Securities available for future issuance under equity compensation plans (3) (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	27,920	$—	3,672,080
Equity compensation plans not approved by security holders	—	$—	—
Total	27,920		3,672,080
__________________________
(1)Includes awards of time-based restricted stock units as of December 31, 2021.
(2)Because there is no exercise price associated with restricted stock units such awards are not included in the weighted average exercise price calculation.
(3)Represents the total number of shares of common stock reserved for issuance under the Company’s equity compensation plans that remain available for future awards as of December 31, 2021.

EXECUTIVE COMPENSATION
The following section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the Summary Compensation Table below. In 2021 our NEOs and their positions with the Company were as follows:
•Paul H. McDowell, our Chief Executive Officer, President
•Gavin B. Brandon, our Executive Vice President, Chief Financial Officer and Treasurer
•Gary E. Landriau, our Executive Vice President, Chief Investment Officer
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by our NEOs for the years ended 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Paul H. McDowell Chief Executive Officer, President	2021	95,192	73,836	183,989	86	353,103
Gavin B. Brandon Executive Vice President (“EVP”), Chief Financial Officer and Treasurer	2021	77,885	60,411	63,240	80	201,616
Gary E. Landriau EVP, Chief Investment Officer	2021	56,250	40,274	46,008	88	142,620
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(1)Represents base salary earned by our NEOs in fiscal year 2021. None of the current NEOs was employed by the Company for the full year in 2021.
(2)Amounts in the Bonus column represent cash bonuses awarded to each of our NEOs in respect of fiscal year 2021.
(3)Amounts reflect the grant date fair value of restricted stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-based Compensation” to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the executives. The underlying grants are presented in further detail in the “Grants of Plan-Based Awards” table below.
(4)Represents amounts for Company-paid long-term disability.
Realty Income retained Ferguson Partners Consulting L.P. (“FPC”), a nationally-known independent executive compensation and benefits consulting firm specializing in the real estate industry, to provide executive compensation consulting services with respect to the initial base salary, annual bonus and equity-based award levels for our named executive officers. The compensation framework of the Company for its NEOs is designed to foster a performance-driven, pay-for-peformance culture that is intended to align our NEO’s interests with those of our stockholders while also rewarding the NEOs for superior individual achievements that promote the long-term value of the Company. The key elements of 2021 compensation for each of our named executive officers are summarized below.
2021 Base Salary
The base salary payable to each of our NEOs provides a fixed component of compensation that reflects the executive’s position and responsibilities and is based on market analysis. The base salaries for our NEOs were established in the context of the nature of the NEO’s particular position, the responsibilities associated with that position, length of service with the Company and its predecessors, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, our Chief Executive Officer’s recommendations (with the exception of his own base salary) and our overall compensation philosophy. As further described below, the respective employment arrangements of our NEOs provide for a specified or minimum base salary determined in accordance with these criteria.
In 2021, Mr. McDowell’s annual base salary was $550,000, Mr. Brandon’s annual base salary was $450,000 and Mr. Landriau’s annual base salary was $325,000. The Compensation Committee has not increased the annual base salaries for our NEOs for 2022.

2021 Bonus and 2022 Annual Bonus Program
Each of our NEOs received an annual cash bonus in an amount determined by the Compensation Committee with respect to 2021. The amount of the actual cash bonus paid to each NEO for 2021 was equal to the NEO’s target annual bonus, pro-rated to reflect the portion of the year following our spin-off from Realty Income, and is set forth above in the Summary Compensation Table in the column entitled “Bonus”.
On March 22, 2022, the Compensation Committee approved a new annual incentive program for the Company’s 2022 fiscal year (the “2022 Bonus Program”). Under the 2022 Bonus Program, each NEO is eligible to earn an annual incentive bonus based on the applicable executive’s individual performance and the Company’s achievement of performance goals relating to (1) core funds from operations per share of Company common stock (“Core FFO per share”), (2) funds available for distribution per share of Company common stock (“FAD per share”), and (3) net debt to last quarter annualized EBITDA (“Net Debt to LQA EBITDA”). The weighting of each component of the 2022 Bonus Program is as follows:

Bonus Component	Weighting
Individual Performance	33%
Core FFO per share	30%
FAD per share	13%
Net Debt to LQA EBITDA	24%
Under the 2022 Bonus Program, 50% of each target bonus component will be earned for performance at the threshold level, 100% of each target bonus component will be earned for performance at the target level and 150% of each target bonus component will be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight line basis.
Pursuant to their respective employment agreements (as described more fully below), in 2022 each of our NEOs will be eligible to earn an annual cash bonus targeted at a percentage of the NEO’s base salary as follows: 100% for Mr. McDowell, 100% for Mr. Brandon and 92% for Mr. Landriau.
2021 Equity Compensation
We maintain the 2021 Plan pursuant to which we may grant equity incentive awards to our non-employee directors, employees (including the NEOs) and consultants of the Company and its subsidiaries. Each of our NEOs currently holds restricted stock unit awards under the 2021 Plan.
In 2021, we approved equity incentive awards to each of Messrs. McDowell, Brandon and Landriau in the form of restricted stock unit awards as set forth below. The restricted stock unit awards are scheduled to vest in three equal installments on each of the first three anniversaries of the applicable grant date:

Name	2021 Restricted-Stock Units Granted
Paul H. McDowell	8,638
Gavin B. Brandon	2,969
Gary E. Landriau	2,160
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, which includes a matching contribution by the Company. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions.

Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe that the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our employees.
Executive Compensation Arrangements
We entered into employment agreements with each of our NEOs that became effective upon completion of the Distribution. Below is a summary of the employment agreements with our NEOs.
Paul H. McDowell
We have entered into an employment agreement with Mr. McDowell pursuant to which, Mr. McDowell serves as our Chief Executive Officer, President. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. McDowell receives an annual base salary of $550,000 and is eligible to earn an annual bonus targeted at 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. McDowell’s continued employment through the applicable payment date. In addition, pursuant to the employment agreement, Mr. McDowell is eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee. In addition, Mr. McDowell is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. McDowell’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. McDowell will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. McDowell will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. McDowell’s employment with us is terminated by the Company without “cause” or by Mr. McDowell for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. McDowell will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. McDowell as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. McDowell obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. McDowell will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
Notwithstanding the foregoing, if Mr. McDowell’s employment is terminated by the Company without cause or by Mr. McDowell for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. McDowell will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target cash bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, McDowell has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.

Gavin B. Brandon
We have entered into an employment agreement with Mr. Brandon pursuant to which, Mr. Brandon serves as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. Brandon receives an annual base salary of $450,000 and is eligible to earn an annual bonus targeted at 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, will be contingent upon Mr. Brandon’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Brandon is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Brandon is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Brandon’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Brandon will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Brandon will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Brandon’s employment with us is terminated by Orion without “cause” or by Mr. Brandon for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of Orion and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Brandon will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Brandon as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Brandon obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Brandon will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Brandon’s employment is terminated by the Company without cause or by Mr. Brandon for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Brandon will be entitled to a cash severance payment equal to the product of two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Brandon has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.
Gary E. Landriau
We have entered into an employment agreement with Mr. Landriau pursuant to which, Mr. Landriau serves as our Executive Vice President, Chief Investment Officer. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. Landriau receives an annual base salary of $325,000 and is eligible to earn an annual bonus targeted at 92% of his base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. Landriau’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Landriau is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Landriau is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Landriau’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Landriau will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Landriau will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Landriau’s employment with us is terminated by the Company without “cause” or by Mr. Landriau for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Landriau will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Landriau as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Landriau obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Landriau will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Landriau’s employment is terminated by the Company without cause or by Mr. Landriau for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Landriau will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Landriau is also expected to execute an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.
Outstanding Equity Awards at Fiscal Year End
The following table provides a summary of outstanding stock option and restricted stock units awards held by our NEOs as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul H. McDowell	—	—	—	—	—	8,638	161,271	—	—
	—	—	—	—	—
Gavin B. Brandon	—	—	—	—	—	2,969	55,431	—	—
	—	—	—	—	—
Gary E. Landriau	—	—	—	—	—	2,160	40,327	—	—
	—	—	—	—	—
__________________________
(1)Restricted awards vest in three equal installments on each of the first three anniversaries of the applicable date of grant.
(2)Amounts in this column represent the product of the number of common shares of the Company not vested multiplied by the closing price of such common shares on December 31, 2021.

COMPENSATION OF THE BOARD OF DIRECTORS
Director Compensation
We have adopted a compensation program for our eligible non-employee directors that aligns with creating and sustaining equityholder value and whereby such directors receive customary compensation for their service as members of our Board and its committees. Our director compensation program was developed in consultation with FPC, and provides for compensation described below to our non-employee directors:
Cash Retainers and Fees
•Board Member Retainer: $65,000
•Additional Non-Executive Chairman Retainer: $25,000
•Chair of Audit Committee: $20,000
•Chair of Compensation Committee: $15,000
•Chair of Nominating and Governance Committee: $12,500
•Board and Committee Meeting Fees (in excess of six per year): $1,500
Equity Compensation
In addition to the cash retainers and fees set forth above, commencing with our 2022 annual meeting, each non-employee director will receive an annual equity-based award in the form of restricted stock units with a value equal to $100,000 and the Non-Executive Chairman receives an additional annual equity-based award in the form of restricted stock units with a value equal to $25,000. Annual equity-based awards will vest in full on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the next annual meeting of our stockholders following the date of grant, subject to the director’s continued service on the vesting date.
Director Compensation Table for 2021
The following table sets forth the information regarding the compensation of our non-employee directors who served during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Reginald H. Gilyard	13,091	50,000	—	63,091
Kathleen R. Allen	8,302	50,000	—	58,302
Richard J. Lieb	10,856	50,000	—	60,856
Gregory J. Whyte	10,217	50,000	—	60,217
__________________________
(1)Amounts in this column include amounts awarded to each of the independent directors in connection with their initial appointment to our Board and reflect the grant date fair value of restricted stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-based Compensation” to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022. The table below sets forth the aggregate numbers of restricted stock units held as of December 31, 2021 by each non-employee director:

Name	Restricted Stock Units Outstanding at Fiscal Year End
Reginald H. Gilyard	2,347
Kathleen R. Allen	2,347
Richard J. Lieb	2,347
Gregory J. Whyte	2,347

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The table below presents the members of the Compensation Committee and their respective service terms. None of these persons has, at any time, served as an officer or employee of the Company and, during 2021, none of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Name	Dates
Gregory J. Whyte (Independent Director)(1)	November 12, 2021 - Present
Kathleen R. Allen (Independent Director)	November 12, 2021 - Present
Reginald H. Gilyard (Independent Director)	November 12, 2021 - Present
__________________________
(1)Mr. Whyte has served as the Chair of the Compensation Committee since November 12, 2021.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 31, 2022, in each case including shares of common stock which such persons have a right to acquire within 60 days, by:
•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of its common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.

	Percentage of Common Stock
Name of Beneficial Owner	Shares Owned (1)	Percentage (2)
BlackRock, Inc.(3)	9,206,761	16.3%
The Vanguard Group(4)	6,227,441	11.0%
Sessa Capital (Master), L.P.(5)	4,270,035	7.5%
State Street Corporation(6)	3,424,891	6.0%

Directors and Executive Officers(7)
Reginald H. Gilyard	3,947	*
Kathleen R. Allen	11,347	*
Richard J. Lieb	3,550	*
Gregory J. Whyte	2,347	*
Paul H. McDowell	7,153	*
Gavin B. Brandon	1,146	*
Christopher H. Day	277	*
Paul C. Hughes	—	*
Gary E. Landriau	354	*
All directors and executive officers as a group	30,121	*
(9 persons)
__________________________
* Represents less than 1% of the shares of the Company’s common stock outstanding.
(1)Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of the Company’s common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)Based on 56,625,650 shares of common stock outstanding as of March 31, 2022.
(3)BlackRock, Inc. has sole voting power with respect to 8,321,742 shares, has sole dispositive power with respect to 9,206,761 shares and has no shared voting or dispositive power. The information with respect to BlackRock, Inc. is based solely on the Schedule 13G/A filed with the SEC on January 27, 2022. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.
(4)The Vanguard Group has no sole voting power, shared voting power with respect to 92,507 shares, sole dispositive power with respect to 6,057,854 shares and shared dispositive power with respect to 169,587 shares. The information with respect to The Vanguard Group is based on the Schedule 13G/A filed with the SEC on February 10, 2022. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)Sessa Capital (Master), L.P. (the “Fund”) has sole voting power with respect to 4,270,035 shares, sole dispositive power with respect to 4,270,035 shares and no shared voting power or shared dispositive power. Sessa Capital GP, LLC is the general partner of the Fund and, as a result, may be deemed to beneficially own shares owned by the Fund. Sessa Capital IM, L.P. is the investment manager of the Fund and, as a result, may be deemed to beneficially own shares owned by the Fund. Sessa Capital IM GP, LLC is the general partner of Sessa Capital IM, L.P. and, as a result, may be deemed to beneficially own shares owned by Sessa Capital IM, L.P. John Petry is the manager of Sessa Capital GP, LLC and Sessa Capital IM GP, LLC and, as a result, may be deemed to beneficially own shares owned by the Fund. The information with respect to Sessa Capital (Master), L.P. is based on the Schedule 13G filed with the SEC on February 14, 2022. The address for Sessa Capital (Master), L.P. is 888 Seventh Avenue, 30th Floor, New York, NY 10019..
(6)State Street Corporation has no sole voting power, shared voting power with respect to 2,963,508 shares, no sole dispositive power and shared dispositive power with respect to 3,424,891 shares. The information with respect to State Street Corporation is based on the Schedule 13G filed with the SEC on February 11, 2022. The address for State Street Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.
(7)The address for each of the directors and executive officers is c/o Orion Office REIT Inc., 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2021, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, other than in relation to the following reports: the Form 3 and Form 4 for Gregory J. Whyte filed on November 23, 2021 and the Form 3 for Revea Schmidt filed on March 11, 2022. The late filings all occurred as a result of clerical oversights in connection with the spin-off transaction in which Realty Income distributed all the outstanding shares of common stock in the Company to Realty Income’s stockholders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Certain Conflict Resolution Procedures
Related Person Transaction Policy and Procedures
The Board has adopted a written Related Person Transaction Policy and Procedures for the review, approval or ratification of any related person transactions. Under this policy, the Audit Committee reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the Related Person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics. The Audit Committee either approves or disapproves the related party transaction. No director may participate in approval of a related party transaction for which he or she is a Related Person. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the Related Person Transaction Policy and Procedures. For purposes of the Related Person Transaction Policy and Procedures, a “Related Person” is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer or a nominee to become our director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, in each case, sharing the same household as such person.
We had no related party transactions that were subject to review under the Company’s Related Person Transaction Policy and Procedures during 2021.
Agreements with Realty Income
In connection with the Distribution, the Company entered into the following agreements with Realty Income: a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement. The Company entered into the following agreements prior to, and in connection with, the Separation and Distribution, at which time the Company was a wholly-owned subsidiary of Realty Income. Therefore, these transactions and matters were approved directly or indirectly by our full Board of Directors, rather than pursuant to our Related Party Transactions Policy and Procedures.
Separation and Distribution Agreement and Transition Services Agreement
The Separation and Distribution Agreement sets forth the various individual transactions to be consummated that comprised the Separation and Distribution, including the assets transferred and liabilities assumed by the Company from Realty Income in connection therewith. The Separation and Distribution Agreement generally provides that the parties were required to use commercially reasonable efforts to cause the Separation and the Distribution to be consummated, including causing the conditions precedent to the Distribution to be satisfied, obtaining and making all necessary approvals and filings, obtaining third party consents, and executing any other necessary instruments. The Separation and Distribution Agreement also provides that, in the event that the transfer or assignment of certain assets and liabilities to the Company or Realty Income, as applicable, does not occur prior to the Separation, then until such assets or liabilities can be transferred or assigned, the Company or Realty Income, as applicable, will hold such assets on behalf of and for the benefit of the other party and will pay, perform and discharge such liabilities, for which the other party will reimburse the Company or Realty Income, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The Separation and Distribution Agreement also sets forth the rights and obligations of the parties regarding the Distribution following the completion of the Separation. On the Distribution date, Realty Income was required to distribute to its common stockholders that held shares of Realty Income common stock as of the record date for the Distribution all of the issued and outstanding shares of the Company’s common stock on a pro rata basis.
The Separation and Distribution Agreement also includes various post-closing covenants, including the treatment of the parties’ insurance policies, non-solicitation of the parties’ employees, information sharing and other operational matters. The Company and Realty Income agreed to use commercially reasonable efforts to obtain any consent or amendment required to novate or assign all liabilities to the appropriate party, based on the separation of liabilities described above. Additionally, each party agreed to use commercially reasonable efforts to have the other party removed as the guarantor or obligor (and to remove any security interest over such other party’s assets serving as collateral) with respect to any obligations or liabilities of such party.
Pursuant to the terms of the Separation and Distribution Agreement, neither party will be liable to the other for indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages, other than with respect to a third-party claim. The Separation and Distribution Agreement also includes a mutual release by the Company, on the one hand, and Realty Income, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which the Company and Realty Income have agreed to indemnify each other from certain specified liabilities, including with respect to any liabilities of the other party, breaches of the Separation and Distribution Agreement or any ancillary agreement related thereto, and any untrue statement of material fact made in public filings related to the information statement regarding the Separation and Distribution.
The Transition Services Agreement sets forth certain transition services to be provided between the parties including with respect to information technology, accounts payable, and other financial and administrative functions.
Tax Matters Agreement
The Tax Matters Agreement addresses the preparation and filing of tax returns, apportionment of taxes among the Company and Realty Income, tax refunds, tax attributes and deductions, conduct of tax proceedings and the intended federal income tax characterization of the separation of certain assets from the remainder of the combined businesses of Realty Income, the reorganization of the business of Realty Income through a series of transactions and the Distribution, as well as the agreed upon reporting thereof.
    Employee Matters Agreement
The Employee Matters Agreement allocates among the Company and Realty Income liabilities and responsibilities relating to certain employee matters, employee compensation and employee benefits plans and programs and other related matters, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement also sets forth general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.
OTHER MATTERS PRESENTED FOR ACTION AT THE 2022 ANNUAL MEETING
Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the Annual Meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.
ATTENDANCE AT THE 2022 ANNUAL MEETING
All stockholders of record (including stockholders that hold their shares through a broker, bank or similar organization) of shares of the Company’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the Annual Meeting. To access the Annual Meeting, stockholders of record should visit www.virtualshareholdermeeting.com/ONL2022 and enter the unique 16-digit control number included on their Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if they receive a printed copy of the proxy materials). In the event you do not have a control number, please contact your broker, bank or other nominee so that you can be provided with a control number. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting. Attendees will not be permitted to record the Annual Meeting and may be subject to security precautions.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Stockholder Proposals and Nominations for Directors to be Presented at the 2023 Annual Meeting
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when it holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2023 annual stockholders’ meeting (the “2023 Annual Meeting”), the proposal must be received at our principal executive offices no later than the date that is 120 days prior to the anniversary of the date of this proxy statement (December 7, 2022). We will not be required to include in our proxy statement and proxy card any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
In order for an eligible stockholder or group of stockholders to bring any proposal (including any proposal with respect to any director nominations) at our 2023 Annual Meeting pursuant to our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws, including delivering the notice and other required information related to the proposal to our Secretary at our principal executive office, which is currently Orion Office REIT Inc., 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016, Attention: General Counsel and Secretary, not earlier than the 150th day prior to the first anniversary of the date of this proxy statement (November 7, 2022) nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement (December 7, 2022).
In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices, proposals and other required information must be received by our Secretary at our principal executive office, which is currently Orion Office REIT Inc., 2325 E. Camelback Road, Suite 850, Phoenix, Arizona 85016, Attention: General Counsel and Secretary.

D71366-P70857

ORION OFFICE REIT INC.
Annual Meeting of Stockholders
May 25, 2022 11:30 A.M. (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Paul C. Hughes and Justin A. Shuler, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 25, 2022, at 11:30 A.M. (Eastern Time), virtually at www.virtualshareholdermeeting.com/ONL2022, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this form.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, THE SHARES WILL BE VOTED (1) "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, AND (2) "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2022, AND (3) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

SCAN TO
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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71365-P70857

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORION OFFICE REIT INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Paul H. McDowell	☐	☐	☐
1b. Reginald H. Gilyard	☐	☐	☐
1c. Kathleen R. Allen	☐	☐	☐
1d. Richard J. Lieb	☐	☐	☐
1e. Gregory J. Whyte	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date